Exhibit 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
              ---------------------------------------------------


We hereby consent to the incorporation of our report, dated April 9, 2002, included in this Form 10-KSB in the previously filed Registration Statements of PTN Media, Inc. and subsidiaries on Form S-8 (File No. 333-80771 and 333-63174) and on Form S-3 (File No. 333-51600 and 333-64328)





/s/  STONEFIELD JOSEPHSON, INC.

STONEFIELD JOSEPHSON, INC.
Certified Public Accountants


Santa Monica, California
April 15, 2002